SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant:	☐
Filed by a Party other than the Registrant:	☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

MVC CAPITAL, INC.

(Name of Registrant as Specified in its Charter)

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.
WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I
WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.
WYNNEFIELD CAPITAL MANAGEMENT, LLC
WYNNEFIELD CAPITAL, INC.
WYNNEFIELD CAPITAL, INC. PROFIT SHARING & MONEY PURCHASE PLAN
NELSON OBUS
JOSHUA H. LANDES

John D. Chapman

Ron Avni

Arthur D. Lipson

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On April 27, 2020, Wynnefield Capital, Inc. and its affiliates issued a press release announcing that it has submitted notice to MVC Capital, Inc. of its intent to nominate an additional third candidate for election to the Board of Directors at MVC Capital, Inc.’s 2020 Annual Meeting of Stockholders.

A copy of the press release is filed herewith as Exhibit A.

Additional Information and Where to Find It

Wynnefield Partners Small Cap Value, L.P.; Wynnefield Partners Small Cap Value, L.P. I; Wynnefield Small Cap Value Offshore Fund, Ltd.; Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan; Wynnefield Capital Management, LLC; Wynnefield Capital, Inc.; Joshua H. Landes; and Nelson Obus (collectively, “Wynnefield Capital”) together with John D. Chapman, Ron Avni and Arthur D. Lipson are participants in the solicitation of proxies from stockholders in connection with the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of MVC Capital, Inc. (the “Company”). Wynnefield Capital intends to file a proxy statement (the “2020 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting unless it withdraws its nominations and/or proposal.

Wynnefield Capital may be deemed to beneficially own 1,514,379 shares of the Company’s common stock, representing approximately 8.5% of the Company’s outstanding common stock. Other than Mr. Lipson, who may be deemed to beneficially own 202,123 shares of the Company’s common stock, representing approximately 1.1% of the Company’s outstanding common stock, none of the other participants own any shares of the Company’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2020 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after any filing of its definitive 2020 Proxy Statement with the SEC, Wynnefield Capital intends to mail the definitive 2020 Proxy Statement and an accompanying proxy card to some or all stockholders pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2020 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2020 Proxy Statement and any other documents filed by Wynnefield Capital with respect to the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov).

EXHIBIT A

WYNNEFIELD CAPITAL NOMINATES THIRD HIGHLY QUALIFIED CANDIDATE FOR ELECTION TO MVC CAPITAL BOARD

Arthur Lipson to stand for election, alongside previously nominated candidates John Chapman and Ron Avni

NEW YORK, April 27, 2020 – Wynnefield Capital, Inc. (together with its affiliates, “Wynnefield” or Wynnefield Capital), beneficial owners of approximately 8.5% of the outstanding common stock of MVC Capital Inc. (NYSE: MVC) (“MVC” or the “Company”) and the Company’s second largest shareholder, today announced the nomination of Arthur Lipson, a highly-qualified, independent candidate for election to MVC’s nine member Board of Directors at the Company’s 2020 Annual Meeting of Shareholders (“Annual Meeting”). The nomination of Mr. Lipson, is in addition to Wynnefield’s prior nominations of John D. Chapman and Ron Avni to the Company’s Board.

Nelson Obus, President of Wynnefield Capital, said, “We are pleased that Arthur Lipson, along with John Chapman and Ron Avni, will stand for election to MVC’s Board at its upcoming annual meeting of shareholders. Each of these individuals are highly experienced and qualified to serve the best interests of MVC’s shareholders.”

Mr. Obus continued, “Arthur Lipson is an ideal candidate for our entirely independent, minority slate. He is a long-term shareholder of MVC with extensive financial, trading and investment expertise, particularly in the areas of closed-end funds.”

“We are confident that Messrs. Chapman, Avni and Lipson would work diligently and collaboratively with their Board colleagues to reposition MVC for success. We would hope that these actions include an independent review of strategic alternatives, primarily a potential merger of MVC with another business development company to achieve necessary scale, paving the way for lower operating expenses and higher dividends.”

In the event that MVC purports to increase the number of directors serving on the Board or otherwise increases the number of directors to be elected at the 2020 Annual Meeting, Wynnefield reserves the right to nominate additional persons as directors to fill any vacancies created by the increase or to fill any additional positions on the Board which MVC’s shareholders shall vote on at the 2020 Annual Meeting.

Wynnefield Capital’s director nominees are (in alphabetical order):

Ron Avni (44)

-	20 years of extensive financial, operational and investment management experience.

-	Track record of successfully creating shareholder value within distressed companies and transforming these companies in collaboration with key stakeholders.

-	Adviser to companies on investment and business strategies.

-	Served as a portfolio manager at QVT Financial LP, a multi-billion-dollar investment firm where, among other things, he led investment activities in closed-end fund arbitrage and related special situations globally.

-	Served as senior quantitative analyst and trader at Weiss Asset Management from 2003 to 2005, where he developed quantitative trading methodologies and software as well as managed a broad array of the firm’s business operations.

-	CFA® Charterholder. Received an AB in Physics, magna cum laude, from Harvard University and is enrolled in a PhD program at the University of Texas at Austin.

John D. Chapman (64)

-	Specializes in representing shareholder interests in connection with the operation and management of investment funds and ancillary assets.

-	Unique skillset, insights and qualifications to serve as a member of MVC’s Board and any of its committees.

-	Extensive legal, financial analysis and corporate governance expertise.

-	Served as the chairman, executive director, or non-executive director of a number of public companies, both domestically and globally.

-	CFA® Charterholder and member of the New York State Bar Association. Received a B.A. from Bates College and a Juris Doctorate from The University of Texas.

Arthur D. Lipson (77)

-	Served as the managing member of Western Investment LLC, specializing in investing undervalued companies, particularly closed-end funds.

-	Served as a director of Pioneer Municipal and Equity Income Trust, during which time he oversaw the elimination of a steep discount to PBF’s net asset value and the merger of PBF into Pioneer Tax Free Income Fund, an open end fund.

-	Previously headed all fixed income research for Lehman Brothers and Paine Weber, and is credited as the creator of the Kuhn Loeb Bond Indices, now known as the Bloomberg Barclay Indices.

-	Long-term shareholder of MVC.

-	Received a B.S. from the California Institution of Technology and a M.S. from Columbia University and

Additional biographical information regarding Wynnefield Capital’s director nominees will be included in Wynnefield Capital’s amended Statement of Beneficial Ownership on Schedule 13D to be filed with the SEC.

Kane Kessler, P.C. is providing legal counsel to Wynnefield Capital.

About Wynnefield Capital, Inc.

Established in 1992, Wynnefield Capital, Inc. is a value investor specializing in U.S. small cap situations that have company or industry specific catalysts.

Additional Information and Where to Find It

Wynnefield Partners Small Cap Value, L.P.; Wynnefield Partners Small Cap Value, L.P. I; Wynnefield Small Cap Value Offshore Fund, Ltd.; Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan; Wynnefield Capital Management, LLC; Wynnefield Capital, Inc.; Joshua H. Landes; and Nelson Obus (collectively, “Wynnefield Capital”) together with John D. Chapman, Ron Avni and Arthur D. Lipson are participants in the solicitation of proxies from stockholders in connection with the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of MVC Capital, Inc. (the “Company”). Wynnefield Capital intends to file a proxy statement (the “2020 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting unless it withdraws its nominations and/or proposal.

Wynnefield Capital may be deemed to beneficially own 1,514,379 shares of the Company’s common stock, representing approximately 8.5% of the Company’s outstanding common stock. Other than Mr. Lipson, who may be deemed to beneficially own 202,123 shares of the Company’s common stock, representing approximately 1.1% of the Company’s outstanding common stock, none of the other participants own any shares of the Company’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2020 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after any filing of its definitive 2020 Proxy Statement with the SEC, Wynnefield Capital intends to mail the definitive 2020 Proxy Statement and an accompanying proxy card to some or all stockholders pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2020 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2020 Proxy Statement and any other documents filed by Wynnefield Capital with respect to the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov).

Media Contact:

Mark Semer / Daniel Yunger
Kekst CNC
212.521.4800
mark.semer@kekstcnc.com / daniel.yunger@kekstcnc.com

Proxy Solicitor:

Saratoga Proxy Consulting

John Ferguson / Joe Mills

212.257.1311

info@saratogaproxy.com